Exhibit 99.1

December 6, 2012

From The Desk of H. Michael Schwartz

President and CEO of Strategic Storage Trust, Inc.

Ladera Ranch, California

Re: Closing of Strategic Storage Trust, Inc. (“SSTI”) Follow-on Offering

Dear Financial Advisor,

We started our initial offering almost five years ago with no public stockholders and no properties. Since that time, we have witnessed tremendous growth in our self storage portfolio and stockholder base. Today, we wholly-own 108 self storage facilities in 17 states and Canada. Those properties include approximately 70,000 units and approximately 8.7 million rentable square feet. In addition, we now have approximately 13,500 stockholders and that number keeps growing every day. We acquired our properties for an aggregate acquisition price of approximately $600 million.

Based on the current expiration date of our two year follow-on offering and our current sales pace, which our board believes should allow us to raise sufficient capital to move to the next phase of our life cycle, our board of directors approved closing SSTI’s current follow-on public offering within the original two year offering period. We expect that the closing of this offering will occur on or around September 22, 2013, although the board has reserved its right to close the offering prior to that date if the board deems it appropriate. We currently plan to continue to offer shares under our distribution reinvestment plan beyond the above date; however, we may terminate the distribution reinvestment plan offering at any time.

In making the decision to end our current public offering and not commence an additional follow-on offering, our board considered a number of factors related to the capital needs and sources necessary to position us for the next phase in our life cycle. These factors include the strength and size of our existing self storage portfolio, current conditions in the self storage market, our improving operating performance and positive lease-up trends, the amount of cash we expect to have available for additional investments and possible leverage reduction, as well as our access to favorable debt capital.

We acquired several of our properties at cost effective prices and in a very short time have increased the value of these properties through effective management and revenue optimization which we believe is a great benefit to the long-term health and appreciation potential of our portfolio. In summary, we are very pleased with the overall performance of our portfolio and where it is positioned in today’s self storage market cycle.

If you have any questions regarding this letter or your clients’ investment in SSTI, please contact our dealer manager, Select Capital Corporation at 877-327-3485. Thank you for the opportunity to update you on the exciting developments here at SSTI. We look forward to continuing to execute on our investment strategy and delivering you the high quality product that you have come to expect.

Sincerely,

H. Michael Schwartz

Chief Executive Officer

Strategic Storage Trust, Inc.

Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements. Any such forward-looking statements are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. All forward-looking statements should be read in light of the risks identified in our prospectus and supplements.